Exhibit 4.10

English Translation

FOUNDER LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated March 10, 2005, between Button Software Limited and Team Dragon International Limited, each a company organized under the laws of the British Virgin Islands, (each a “Borrower” and, collectively, the “Borrowers”), Chen Shuning and Xu Jinzhou (collectively, the “Founders” and each, a “Founder”) and Thinkplus Investments Limited, a company organized under the laws of the British Virgin Islands (the “Lender”).

RECITALS

WHEREAS, the Borrowers are parties to the Loan Agreement for HK$14,150,000 Short Term Loan Facility dated as of June 21, 2004, by and between Inno Global Technology Limited (“Inno”) and the Borrowers (the “Prior Loan Agreement”; the HK$14,150,000 loans from Inno to the Borrowers pursuant thereto, the “Inno Loans”); and

WHEREAS, the parties hereto are parties to (i) the Series A Preferred Share Purchase Agreement dated as of February 3, 2005 by and among the Lender, certain subsidiaries of the Lender, the Borrowers, Inno, certain founders of the Lender and certain investors (the “Purchase Agreement”; LC Fund II, DCM IV, L.P. and DCM Affiliates Fund IV, L.P., collectively, the “Investors”) and (ii) the Shareholders Agreement dated as of even date by and among the Lender, certain subsidiaries of the Lender, the Borrowers, Inno, certain founders of the Lender and certain investors (the “Shareholders Agreement”);

WHEREAS, the Purchase Agreement provides that the execution and delivery of this Agreement and the disbursement by the Lender of the Loans in accordance with this Agreement shall be a condition precedent to the consummation of the transactions thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender agree as follows:

1.	AMOUNT AND TERMS OF THE LOAN

1.1 The Loans. The Lender agrees, subject to the terms and conditions of this Agreement, to extend loans in Hong Kong dollars to the Borrowers (the “Loans”). The aggregate amounts of the Loans shall be HK$14,532,000. The apportion of the Loans is set forth in Exhibit A of this Agreement.

1.2 Use of Loan Proceeds. The Borrowers agree that the Loans shall be used solely for the repayment of the outstanding principal and interest under the Inno Loans. The Loans cannot be used for any other purpose whatsoever.

1.3 Mechanics.

(a) Promissory Notes; Disbursement of Loans. Concurrently with the execution of this Agreement, each Borrower shall execute and deliver to the Lender a promissory note in the form and substance as set forth in Exhibit B of this Agreement. Upon execution of this Agreement, the Lender shall make available to each Borrower the full amount of the Loan to such Borrower as set forth opposite the name of such Borrower in Exhibit A by wire transfer of immediately available funds in Hong Kong dollars to an account designated by such Borrower.

(b) Share Pledge Agreement. Upon execution of this Agreement, each Borrower shall execute and deliver to the Lender the Share Pledge Agreement in the form set forth in Exhibit C hereto and deliver the Collateral (as defined in such Share Pledge Agreement) to the Lender or a designee of the Lender, and the Lender shall execute and deliver to each Borrower the Share Pledge Agreement.

1.4 Maturity; Repayment. Any outstanding principal and accrued but unpaid interest of the Loans and any other moneys owing under this Agreement, if any, shall become due and payable by each Borrower on March 10, 2008 (the “Maturity Date”); provided that if the Maturity Date is not a business day it shall be extended to the next succeeding business day.

1.5 Interest.

(a) Interest Prior to Maturity Date. Interest shall accrue with respect to the unpaid principal and interest of the Loans from the date hereof at a rate of two percent (2%) per annum (computed on the basis of a 365-day year) compounded annually.

(b) Default Interest. From and after the occurrence of an “Event of Default” (as defined below), the unpaid principal and interest of the Loans shall bear interest at the rate per annum for each calender year period commencing on the date immediately following an anniversary of the Maturity Date and ending on the next anniversary of the Maturity Date computed in accordance with the following formula (computed on the basis of a 365-day year and actual days elapsed during that calendar year period):

Standard Rate plus X%,

where X equals to the number of full calendar year periods that have elapsed since the Maturity Date plus 1; “Standard Rate” means the prime rate as published by the Hongkong Shanghai Banking Corporation for the relevant period.

1.6 Prepayment. The Borrowers may at any time prepay, in whole or in part, without penalty or premium, all unpaid principal and accrued but unpaid interest of the Loans.

1.7 Waiver. No provision set forth in this Section 1 shall be waived without the unanimous written approval of the board of directors of the Lender.

2.	COVENANTS

So long as any principal or accrued interest of the Loans are outstanding, unless compliance shall have been waived in writing by the Lender pursuant to the unanimous written approval by the board of directors of the Lender, the Borrowers and the Founders agree that:

2.1 Each Borrower shall, and each Founder shall cause each Borrower to, use the proceeds of the Loans solely for the repayment of the outstanding principal and interest under the Inno Loans;

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2.2 Each Borrower shall not seek any additional loans from any person or entity without the prior written consent of the Lender, unless the sole purpose of such additional loans is for the repayment of the outstanding principal and interest of the Loans;

2.3 Each of the Borrowers and the Founders shall cause (i) any and all distribution received from the Lender (whether in the form of dividends or otherwise) and (ii) any and all other income received by the Borrowers to be applied first to the repayment of the outstanding principal and accrued but unpaid interest of the Loans;

2.4 Except pursuant to Section 4 of the Shareholders Agreement (and subject to any exceptions provided therein), each of the Borrowers and the Founders shall not, directly or indirectly, offer, sell, contract to sell, pledge, make any short sale or otherwise dispose of any shares in the Company or any equity interests in any other Group Company (as defined in the Purchase Agreement), or any options or warrants to purchase any of its right, title or interest in the shares of the Company or equity interests of any Group Company, whether now owned or hereinafter acquired by it, to any person or entity other than the Lender;

2.5 Each of the Borrowers and the Founders shall promptly give notice in writing to the Lender of all litigation, arbitral proceedings and regulatory proceedings affecting it or its property; and

2.6 Each of the Borrowers and Founders hereby acknowledge that a complete and current list of all outstanding shareholders, options holders and other security holders of each Borrower as of the date hereof is set forth in Exhibit D hereto, which information shall be kept confidential by the Company and shall not be disclosed to any third party without the prior approval of the such Borrower. Each of the Borrowers shall, and each Founder shall cause such Borrower to, notify the Lender by written notice to the director of Lender appointed by LC Fund II of any change to the capitalization of any Borrower immediately upon such change, which notice shall include the updated capitalization of such Borrower following such change.

3.	EVENTS OF DEFAULT

3.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a) a Borrower shall fail to pay any principal or accrued interest of the Loans when due hereunder;

(b) a Borrower or a Founder shall fail to observe or perform any covenant contained in Section 2;

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(c) a Borrower shall breach any provisions of the Share Pledge Agreement;

(d) If a Borrower shall fail to pay any principal when due, after any applicable period of grace, on any obligation of a material nature of such Borrower for borrowed moneys or indebtedness in accordance with the terms and provisions of the applicable agreements or instruments;

(e) a judgment, decision or order for the payment of money shall be rendered by a court of law, arbitral authority or regulatory agency against a Borrower and such judgment, decision or order shall remain unstayed and unpaid for a period of 30 days; or

(f) a petition by or against a Borrower under any applicable law relating to bankruptcy or insolvency, reorganization or other relief for debtors shall have been filed or a receiver, trustee, custodian or liquidator of or for any part of the assets or property of a Borrower shall have been appointed, which filing or appointment shall not have been withdrawn within 30 days.

3.2 Remedies. In the case of occurrence of any of the Events of Default specified above:

(a) Acceleration. The Lender may, by written notice to such defaulting Borrower or Founder, declare the Loans outstanding hereunder to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by such defaulting Borrower or Founder;

(b) Share Pledge Agreement. The Lender may exercise all of its rights under the Share Pledge Agreement, including without limitation the disposition of the Collateral pursuant to Section 10 thereof.

(c) Other Remedies. The Lender may have any and all such other remedies as may be available under applicable law.

3.3 Remedies Cumulative. The rights and remedies of the Lender under this Agreement shall be cumulative and are in addition to and not in substitution for any other rights or remedies provided by law.

4.	MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

4.2 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. None of the parties may assign or otherwise transfer its rights or obligations hereunder without the prior written consent of each of the other parties; provided, however, that the Lender may transfer all of its rights and interests hereunder without the prior written consent of the Borrowers.

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4.3 Entire Agreement. This Agreement and the schedules and exhibits hereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.4 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be made in accordance with the Shareholders Agreement.

4.5 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each of the parties hereto.

4.6 Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.8 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Arbitration Rules. The language of the arbitration shall be English.

4.9 Third Party Beneficiaries. It is the parties’ intention that the Investors be made third party beneficiaries of this Agreement who shall be entitled to enforce the promises of the Lender, the Founders and the Borrowers hereunder. The rights of such third party beneficiaries shall vest immediately upon execution of this Agreement and may not be modified or diminished except with the prior written consent of each of the Investors.

[REMAINDER OF PAGE LEFE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE LENDER:

THINKPLUS INVESTMENTS LIMITED

By:	/s/ Chen Shuning
Name:	Chen Shuning
Title:	CEO

THE BORROWERS:

BUTTON SOFTWARE LIMITED

By:	/s/ Chen Shuning
Name:
Title:

TEAM DRAGON INTERNATIONAL LIMITED

By:	/s/ Xu Jinzhou
Name:
Title:

THE FOUNDERS:

/s/ Chen Shuning
Chen Shuning

/s/ Xu Jinzhou
Xu Jinzhou

SIGNATURE PAGE TO WORKSOFT FOUNDER LOAN AGREEMENT

EXHIBIT A

APPORTION OF THE LOANS

Borrowers	Amount of Loan
Button Software Limited	HK$	9,489,396

Team Dragon International Limited	HK$	5,042,604

TOTAL	HK$	14,532,000

EXHIBIT B

FORM OF PROMISSORY NOTE

[HK$ ]	Date: March [ ], 2005

FOR VALUE RECEIVED, the undersigned, [                    ], an international business company organized under the laws of the British Virgin Islands with an address located at [                    ], hereby unconditionally promises to pay to the order of THINKPLUS INVESTMENTS LIMITED (the “Lender”), an international business company organized under the laws of the British Virgin Islands with an address located at [                    ], in lawful money of the Hong Kong Special Administrative Region and in immediately available funds, the amount of [            ] ([HK$            ]). Such amount shall be due and payable on March [    ], 2008 or earlier pursuant to Section 3.2 of the Founder Loan Agreement dated March [    ], 2005 made by the undersigned, [                    ] and the Lender (the “Founder Loan Agreement”) by wire transfer for credit to a bank account designated by the Lender.

This note shall bear interest in accordance with Section 1.5 of the Founder Loan Agreement. The undersigned further promises to pay all costs and expenses of collection, including attorney’s fees.

This note is the promissory note referred to in the Founder Loan Agreement and is entitled to the benefits thereof.

This note shall be governed by the laws of the State of New York, United States of America.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT C

SHARE PLEDGE AGREEMENT

EXHIBIT D

SECURITY HOLDERS OF BORROWERS

Borrower	Security Holders

Button Software Limited	Chen Shuning Liu Zhong Zhou Ying David Lifeng Chen Lu Jianxin

Team Dragon International Limited	Qi Zhan Xu Jinzhou

THINKPLUS INVESTMENTS LIMITED

Amendment No. 1 to Founder Loan Agreement

April 20, 2006

Reference is hereby made to that certain Founder Loan Agreement dated March 10,2005 by and among Thinkplus Investments Limited ( the “Lender”), Button Software Limited (“Button”), Team Dragon International Limited(“Dragon”), CHEN Shuning and XU Jinzhou (the “Founder Loan Agreement”).

WHEREAS, pursuant to the Founder Loan Agreement, the Lender loaned Dragon an amount equal to HK$5,042,604, as evidenced by a promissory note made by Dragon to the Lender of even date therewith (the “Dragon Note”);

WHEREAS, Lender and Dragon have entered into a Letter Agreement dated April 20, 2006, pursuant to which Dragon has committed to resell 2,990,000 Ordinary Shares of Lender (the “Repurchase Shares”) shares back to Lender at a price per share of US$2.20, for an aggregate purchase price of US$6,578,000;

WHEREAS, Lender and Dragon desire that the purchase price for the Repurchase Shares be payable, in part, in the form of cancellation of the Dragon Note;

WHEREAS, Section 4.5 of the Founder Loan Agreement provides that any term of the Founder Loan Agreement may be amended with the written consent of the each of the parties thereto; and

WHEREAS, the undersigned represent all of the parties necessary to amend the Founder Loan Agreement.

NOW, THEREFORE, each of the undersigned parties do hereby consent and agree as follows:

1. Cancellation of Dragon Note. The parties acknowledge and agree that, of the aggregate purchase price of US$6,578,00 for the Repurchase Shares, an amount equal to the unpaid principal and interest of the Dragon Note, together with interest accrued at a rate of two percent(2%) per annum (computed on the basis of a 365-day year) computed annually (expressed as Hong Kong Dollars(“HK$”) and converted into United States Dollars (“US$”)at the Closing Rate) shall be paid by Lender to Dragon in the form of cancellation of indebtness of the Dragon Note. The Dragon Note will be automatically deemed cancelled upon the Lender’s delivery of a Notice of Repurchase of Ordinary Shares in the form attached hereto as Exhibit A (the “Repurchase Closing”) to Dragon. For the purposes of this Section, the “Closing Rate” shall be the daily HK$/US$ exchange rate as published in the Asian Wall Street Journal calculated on the business day immediately preceding the date of the Repurchase Closing, rounded to the nearest ten thousandth HK$.

2. Removal of Dragon and XU Jinzhou as Parties to the Founder Loan Agreement. Each of the undersigned parties agree that, from and after the date of the Repurchase Closing, Dragon and XU Jinzhou shall no longer have the rights or be subject to the obligations set forth in the Loan Agreement. For the avoidance of doubt, nothing in this amendment affects the rights and obligations of the Button and CHEN Shuning under the Loan Agreement.

3. Effectiveness. Each of the undersigned parties agree that his amendment shall be effective for all purposes upon receipt of a telecopy by Lender or its counsel of a signed signature page to this amendment and that the Lender is authorized to attach such signed signature page to the pages comprising the balance of this amendment.

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IN WITNESS WHEREOF, this amendment has been executed as of the date first above written.

THINKPLUS INVESTMENTS LIMITED

By:	/s/ Chen Shuning
Name:
Title:

BUTTON SOFTWARE LIMITED

By:	/s/ Chen Shuning
Name:
Title:

TEAM DRAGON INTERNATIONAL LIMITED

By:	/s/ Qi Zhan
Name:
Title:

/s/ Chen shuning
CHEN Shuning

/s/ Qi Zhan on behalf of XU Jinzhou
XU Jinzhou

EXHIBIT A

Notice of Repurchase of Ordinary Shares